UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2016

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2016, Qualys, Inc. (“Qualys”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders approved the Company’s Executive Performance Bonus Plan (the “Executive Performance Bonus Plan”) so that awards made under the Executive Performance Bonus Plan will qualify as performance-based compensation under federal tax regulations. The Executive Performance Bonus Plan was approved by the Compensation Committee of the Board of Directors (the “Board”) on April 20, 2016. A summary of the material terms of the Executive Performance Bonus Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2016 (the “Definitive Proxy Statement”). A copy of the Executive Performance Bonus Plan is attached as Appendix A to the Definitive Proxy Statement and will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, proxies representing 30,860,023 shares of Qualys’ common stock, or approximately 88.45% of the total shares entitled to vote, were present and voted on the following five proposals, each of which is described in more detail in the Definitive Proxy Statement:

Proposal One – Election of Directors. The following nominees were elected as Class I directors to serve until the 2019 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes
Sandra E. Bergeron	26,710,280	59,653	4,090,090
Todd P. Headley	26,708,211	61,722	4,090,090
Kristi M. Rogers	26,051,241	718,692	4,090,090

Qualys’ Board of Directors is comprised of eight members who are divided into three classes with overlapping three-year terms. The term of Qualys’ Class II directors, Donald R. Dixon and General Peter Pace, will expire at the 2017 Annual Meeting of Stockholders. The term of Qualys’ Class III directors, Philippe F. Courtot, Jeffrey P. Hank and Howard A. Schmidt, will expire at the 2018 Annual Meeting of Stockholders.

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Grant Thornton LLP as Qualys’ independent registered public accounting firm for its fiscal year ending December 31, 2016 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,827,701	21,468	10,854	—

Proposal Three – Advisory Approval of Executive Compensation. The executive compensation as described in the proxy statement was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,645,251	110,131	14,551	4,090,090

Proposal Four – Advisory Approval on Frequency of Future Advisory Votes on Named Executive Compensation. The one-year frequency of future advisory votes on named executive compensation was recommended. In accordance with the stockholders’ preference, the Board intends to hold a non-binding advisory vote on named executive officers’ compensation every year.

1 Year	2 Year	3 Year	Abstained	Broker Non-votes
24,840,491	219,090	1,700,679	9,693	4,090,090

Proposal Five – Approval of the Executive Performance Bonus Plan. The Executive Performance Bonus Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,625,144	115,460	29,329	4,090,090

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Bruce K. Posey
Bruce K. Posey Vice President, General Counsel and Corporate Secretary

Date: June 7, 2016